Exhibit 99.1

MTBC Reports Second Quarter 2020 Results, Reaffirms Guidance

Reaffirms Full-Year Revenue and Adjusted EBITDA Guidance with Implied Year-over-year Increases of Over 63% and 48%, Respectively

SOMERSET, N.J., August 13, 2020 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the second quarter ended June 30, 2020, while reaffirming its full-year 2020 guidance. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

2020 Outlook Highlights:

●	Forecasting record revenue and adjusted EBITDA for the second half of 2020
●	Reaffirmed full-year revenue outlook of $105-$107 million, or 63%-66% growth over 2019
●	Reaffirmed full-year adjusted EBITDA outlook of $12-$13 million, or 48%-60% growth year-over-year
●	Our clients’ patient encounter volumes and charges have nearly returned to the pre-COVID levels of early Q1 2020

Second Quarter 2020 Financial Results:

●	Revenue of $19.6 million, 17% growth over Q2 2019
●	GAAP net loss of $4.8 million
●	Adjusted EBITDA of $191,000

“During the first half of 2020, we closed the two largest acquisitions in our history, while simultaneously closing more new organic business by the mid-point of this year than during any prior full-year,” said Stephen Snyder, MTBC’s Chief Executive Officer. “As we supported our healthcare provider clients – the true heroes during this pandemic – we were pleased to grow our second quarter revenues year-over-year by 17%, while reporting our thirteenth quarter of positive adjusted EBITDA. We expect to increase both our full-year revenue and adjusted EBITDA by well over 50%, as compared to 2019.”

“During Q2, we continued to enhance our digital assets, including expanded telehealth, patient experience management tools, and robotic process automation. We also onboarded hundreds of talented team members who will help us continue to increase our market share,” said A. Hadi Chaudhry, MTBC’s President. “We see significant opportunities during the second half of the year and are focused on exiting the second half of the year with annualized revenues of more than $130 million and an adjusted EBITDA margin of nearly 20%.”

First Half 2020 Financial Results

“Revenue for the first half of 2020 was $41.4 million, an increase of 30% as compared to $31.8 million in the first half of 2019,” said Bill Korn, MTBC’s Chief Financial Officer. “We also signed new clients, including MTBC Force partnerships, which will yield annual recurring revenues of greater than $8 million, which is more than we signed during any prior full year.”

For the first half of 2020, the Company’s GAAP net loss was $7.3 million, or $1.07 per share, compared to a GAAP net loss of $1.1 million in the first half of 2019. GAAP net loss includes non-cash amortization and depreciation expense of $3.7 million, stock-based compensation expense of $3.2 million, transaction and integration costs of $1.1 million. It also includes $361,000 of impairment and unoccupied lease charges related to excess leased office space assumed during two recent acquisitions.

“Non-cash depreciation and amortization expense increased by approximately $2.1 million year-over-year, primarily as a result of our acquisition of CareCloud in January, and accounts for half our GAAP net loss,” said Bill Korn. “There is also one month of amortization expense for Meridian, which means that amortization in future quarters will increase. Most of the purchase price for our acquisitions is accounted for as goodwill or intangible assets. The intangible assets are amortized over four years. This amortization does not represent a cash expense, but is an important non-cash line item in our GAAP net income or loss.”

Bill Korn continued, “Our stock-based compensation increased by approximately $1.6 million year-over-year, driven in part by both our higher share price and grants we made to employees who joined us during 2020 as part of our CareCloud acquisition. We anticipate additional grants to employees from Meridian during the second half of the year. In addition, our first half of 2020 results included approximately $562,000 of transaction costs related to Meridian and CareCloud, and we incurred $538,000 of integration costs to achieve future efficiencies from acquisitions. This includes the cost of winding down subcontractors and reduction in force severance, as well as exiting from facilities we no longer need, as we utilize our technology and cost-effective employees offshore. We expect to see the benefit of these cost savings during the third and fourth quarters, as indicated by our full-year adjusted EBITDA outlook.”

Adjusted EBITDA for the first half of 2020 was $958,000, as compared to $2.7 million in the first half of 2019. Bill Korn noted, “Our first half 2020 revenue was reduced, since there were less routine doctor visits due to COVID-19. While we pursued the normal post-acquisition cost-cutting we always do, we did not reduce our investments in R&D or sales and marketing, and did not furlough or downsize our offshore team, choosing to place ourselves in a position to take advantage of growth opportunities. So the increase in our GAAP net loss and the reduction in our adjusted EBITDA was anticipated.”

Second Quarter 2020 Financial Results

Revenue for second quarter 2020 was $19.6 million, an increase of $2.8 million or 17% from the second quarter of 2019. Bill Korn noted: “Since approximately two-thirds of our revenues are directly tied to our clients’ revenue levels, the widespread COVID-19 lockdowns that reduced the number of patient encounters also negatively impacted our quarterly revenues. However, by July, we saw the weekly volume of patient visits return to within 6% of the weekly averages during January and February.”

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MTBC’s second quarter 2020 GAAP net loss was $4.8 million, as compared to a net loss of $771,000 in the same period last year. The GAAP net loss reflects $2.4 million of non-cash depreciation and amortization expenses, $1.9 million of stock-based compensation, and $456,000 of integration and transaction costs related to recent acquisitions. The GAAP net loss was $0.65 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Adjusted EBITDA for second quarter 2020 was $191,000, or 1% of revenue, compared to $1.1 million in the same period last year. This was our thirteenth consecutive quarter of positive adjusted EBITDA, despite the fact that doctor visits and our revenue were reduced due to COVID-19.

Bill Korn remarked, “We expect to see a significant increase in adjusted EBITDA during the third and fourth quarters. Nationwide, we expect to see higher levels of economic activity than we did in April and May, and with patient volumes closer to normal levels, our average revenue per provider will be higher than it was in the second quarter. During the third quarter, you will see a reduction in CareCloud’s expenses so that the business is adding to our overall profitability, while Meridian will be neutral. During fourth quarter, Meridian will be accretive to profits, and CareCloud will continue to achieve additional cost savings, so expect as big an increase in adjusted EBITDA from third to fourth quarter as you’ll see from second to third quarter.”

Cash Balance and Capital

As of June 30, 2020, the Company had approximately $12.5 million of cash.

During July 2020, the Company raised net proceeds of $25.6 million by issuing approximately 1.1 million shares of its non-convertible redeemable Series A Preferred Stock. The Series A Preferred Stock is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

2020 Full Year Guidance

MTBC previously provided and reaffirmed the following forward-looking guidance for the fiscal year ending December 31, 2020:

For the Fiscal Year Ending December 31, 2020 Forward-Looking Guidance
Revenue	$105 – $107 million
Adjusted EBITDA	$12 – $13 million

The Company recently raised its full year 2020 revenue guidance to $105 to $107 million, which represents year-over-year growth of approximately 65% — almost twice as high as its 6-year CAGR through 2019 of 35%. “We believe that we are on track to generate $130 to $135 million in revenue on an annualized basis during the second half of 2020. Meridian and CareCloud account for the majority of the growth and we also signed more new business during the first half of 2020 than we signed in all of 2019,” said Bill Korn. “As this new business goes live, it will contribute to our record revenue during the second half of 2020,” he added. “There is no way to estimate the impact that COVID-19 will have on the U.S. economy during the second half of the year, but even our most conservative assumption calls for revenue growth of at least 60% during 2020.”

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“We expect adjusted EBITDA to be $12 to $13 million for full year 2020, representing growth of 48% to 60% over 2019 adjusted EBITDA, as the Company integrates the Meridian and CareCloud acquisitions. The actions we have already taken have significantly reduced CareCloud’s operating expenses, and should increase the adjusted EBITDA contribution for the second half, and we have started on this process with Meridian in parallel, consistent with previous acquisitions,” said Bill Korn.

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2020 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 631-891-4304 and referencing “MTBC Second Quarter 2020 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed for the next two weeks by dialing 412-317-6671 and providing access code 10010424.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

Follow MTBC on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the COVID-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$12,532,436	$19,994,134
Accounts receivable - net of allowance for doubtful accounts of $490,000 and $256,000 at June 30, 2020 and December 31, 2019, respectively	11,205,854	6,995,343
Contract asset	3,427,832	2,385,334
Inventory	309,530	491,088
Current assets - related party	13,200	13,200
Prepaid expenses and other current assets	3,510,619	1,123,036
Total current assets	30,999,471	31,002,135
Property and equipment - net	3,830,274	2,907,516
Operating lease right-of-use assets	8,358,549	3,526,315
Intangible assets - net	31,793,037	5,977,225
Goodwill	49,708,210	12,633,696
Other assets	1,225,181	356,578
TOTAL ASSETS	$125,914,722	$56,403,465
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,075,637	$3,490,834
Accrued compensation	3,332,984	1,836,309
Accrued expenses	5,857,704	2,111,515
Operating lease liability (current portion)	4,689,790	1,688,772
Deferred revenue (current portion)	1,009,561	20,277
Accrued liability to related party	663	663
Notes payable (current portion)	128,891	283,675
Contingent consideration	1,000,000	-
Dividend payable	3,193,937	1,745,791
Total current liabilities	28,289,167	11,177,836
Notes payable	54,294	83,275
Borrowings under line of credit	9,750,000	-
Deferred payroll taxes	510,873	-
Operating lease liability	7,592,536	2,040,772
Deferred revenue	206,721	18,745
Deferred tax liability	144,512	244,512
Total liabilities	46,548,103	13,565,140
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at June 30, 2020 and December 31, 2019; issued and outstanding 4,360,998 and 2,539,325 shares at June 30, 2020 and December 31, 2019, respectively	4,361	2,539
Common stock, $0.001 par value - authorized 29,000,000 shares at June 30, 2020 and December 31, 2019; issued 13,195,490 and 12,978,485 shares at June 30, 2020 and December 31, 2019, respectively; 12,454,691 and 12,237,686 shares outstanding at June 30, 2020 and December 31, 2019, respectively	13,196	12,979
Additional paid-in capital	113,798,155	69,403,366
Accumulated deficit	(32,369,820)	(25,075,545)
Accumulated other comprehensive loss	(1,417,273)	(843,014)
Less: 740,799 common shares held in treasury, at cost at June 30, 2020 and December 31, 2019	(662,000)	(662,000)
Total shareholders’ equity	79,366,619	42,838,325
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$125,914,722	$56,403,465

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
NET REVENUE	$19,578,790	$16,749,499	$41,445,958	$31,829,710
OPERATING EXPENSES:
Direct operating costs	12,556,674	11,396,395	26,123,404	21,243,935
Selling and marketing	1,625,045	382,557	3,206,398	743,956
General and administrative	5,392,857	5,143,754	10,985,582	9,305,830
Research and development	2,146,325	218,408	4,479,451	473,064
Change in contingent consideration	-	-	-	(64,203)
Depreciation and amortization	2,404,915	836,161	3,737,701	1,592,901
Impairment and unoccupied lease charges	63,175	-	360,826	-
Total operating expenses	24,188,991	17,977,275	48,893,362	33,295,483
OPERATING LOSS	(4,610,201)	(1,227,776)	(7,447,404)	(1,465,773)
OTHER:
Interest income	3,924	67,497	41,681	145,697
Interest expense	(146,236)	(100,562)	(263,781)	(195,958)
Other (expense) income - net	(114,330)	545,221	330,813	464,191
LOSS BEFORE PROVISION FOR INCOME TAXES	(4,866,843)	(715,620)	(7,338,691)	(1,051,843)
Income tax (benefit) provision	(74,338)	55,352	(44,415)	14,820
NET LOSS	$(4,792,505)	$(770,972)	$(7,294,276)	$(1,066,663)

Preferred stock dividend	3,276,917	1,486,706	5,919,833	2,979,406
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(8,069,422)	$(2,257,678)	$(13,214,109)	$(4,046,069)

Net loss per common share: basic and diluted	$(0.65)	$(0.19)	$(1.07)	$(0.34)
Weighted-average common shares used to compute basic and diluted loss per share	12,395,197	12,022,143	12,353,007	11,984,284

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(7,294,276)	$(1,066,663)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,643,377	1,627,296
Lease amortization	1,337,677	943,028
Deferred revenue	933	(9,719)
Provision for doubtful accounts	284,661	92,061
Benefit for deferred income taxes	(100,000)	(15,180)
Foreign exchange gain	(332,615)	(295,487)
Interest accretion	331,120	258,735
Gain on sale of assets	-	(26,213)
Stock-based compensation expense	3,188,008	1,550,188
Change in contingent consideration	-	(64,203)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	1,603,580	267,850
Contract asset	343,434	274,129
Inventory	181,558	41,867
Other assets	(523,744)	571,468
Accounts payable and other liabilities	(5,592,433)	(836,228)
Net cash (used in) provided by operating activities	(2,928,720)	3,312,929
INVESTING ACTIVITIES:
Capital expenditures	(816,538)	(904,220)
Capitalized software	(2,621,867)	-
Cash paid for acquisitions (net)	(23,716,250)	(1,600,000)
Net cash used in investing activities	(27,154,655)	(2,504,220)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(4,471,687)	(2,961,422)
Settlement of tax withholding obligations on stock issued to employees	(1,048,229)	(932,465)
Repayments of notes payable, net	(185,723)	(181,457)
Contingent consideration payments	-	(182,664)
Proceeds from line of credit	19,500,000	-
Repayment from line of credit	(9,750,000)	-
Net proceeds from issuance of preferred stock	19,014,147	-
Net cash provided by (used in) financing activities	23,058,508	(4,258,008)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(436,831)	(440,158)
NET DECREASE IN CASH	(7,461,698)	(3,889,457)
CASH - beginning of the period	19,994,134	14,472,483
CASH - end of the period	$12,532,436	$10,583,026
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock issued in connection with CareCloud and Meridian acquisitions	$24,000,000	$-
Vehicle financing obtained	$28,473	$24,909
Dividends declared, not paid	$3,193,937	$1,486,709
Warrants issued	$5,070,000	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$61,552	$35,862
Interest	$110,691	$28,085

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Net revenue	$19,579	$16,749	$41,446	$31,830

GAAP net loss	(4,793)	(771)	(7,294)	(1,067)

(Benefit) provision for income taxes	(74)	55	(44)	15
Net interest expense	142	33	222	50
Foreign exchange loss (gain) / other expense	111	(539)	(313)	(296)
Stock-based compensation expense	1,881	793	3,188	1,550
Depreciation and amortization	2,405	836	3,738	1,593
Transaction and integration costs	456	733	1,100	939
Impairment and unoccupied lease charges	63	-	361	-
Change in contingent consideration	-	-	-	(64)
Adjusted EBITDA	$191	$1,140	$958	$2,720

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Net revenue	$19,579	$16,749	$41,446	$31,830

GAAP net loss	(4,793)	(771)	(7,294)	(1,067)
(Benefit) provision for income taxes	(74)	55	(44)	15
Net interest expense	142	33	222	50
Other expense (income) - net	114	(545)	(331)	(464)
GAAP operating loss	(4,611)	(1,228)	(7,447)	(1,466)
GAAP operating margin	(23.6%)	(7.3%)	(18.0%)	(4.6%)

Stock-based compensation expense	1,881	793	3,188	1,550
Amortization of purchased intangible assets	2,046	551	3,061	1,037
Transaction and integration costs	456	733	1,100	939
Impairment and unoccupied lease charges	63	-	361	-
Change in contingent consideration	-	-	-	(64)
Non-GAAP adjusted operating income	$(165)	$849	$263	$1,996
Non-GAAP adjusted operating margin	(0.8%)	5.1%	0.6%	6.3%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands except for per share amounts)
GAAP net loss	$(4,793)	$(771)	$(7,294)	$(1,067)

Foreign exchange loss (gain) / other expense	111	(539)	(313)	(296)
Stock-based compensation expense	1,881	793	3,188	1,550
Amortization of purchased intangible assets	2,046	551	3,061	1,037
Transaction and integration costs	456	733	1,100	939
Impairment and unoccupied lease charges	63	-	361	-
Change in contingent consideration	-	-	-	(64)
Income tax (benefit) expense related to goodwill	(115)	40	(100)	(15)
Non-GAAP adjusted net income	$(351)	$807	$3	$2,084

End-of-period shares	12,454,691	12,028,242	12,454,691	12,028,242

Non-GAAP adjusted net income per share	$(0.03)	$0.07	$-	$0.17

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2020 and 2019.

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	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss attributable to common shareholders, per share	$(0.65)	$(0.19)	$(1.07)	$(0.34)
Impact of preferred stock dividend	0.27	0.13	0.48	0.25
Net loss per end-of-period share	(0.38)	(0.06)	(0.59)	(0.09)

Foreign exchange loss (gain) / other expense	0.01	(0.04)	(0.03)	(0.02)
Stock-based compensation expense	0.15	0.07	0.26	0.13
Amortization of purchased intangible assets	0.15	0.04	0.25	0.08
Transaction and integration costs	0.04	0.06	0.09	0.08
Impairment and unoccupied lease charges	0.01	-	0.03	-
Change in contingent consideration	-	-	-	(0.01)
Income tax (benefit) expense related to goodwill	(0.01)	0.00	(0.01)	(0.00)
Non-GAAP adjusted net income per share	$(0.03)	$0.07	$-	$0.17

End-of-period shares	12,454,691	12,028,242	12,454,691	12,028,242

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment and unoccupied lease charges, and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment and unoccupied lease charges, and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment and unoccupied lease charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Impairment and unoccupied lease charges. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities. Unoccupied lease charges are rent and other costs associated with space that is not occupied, which the Company has placed on the market for sublease. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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